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                                                                   Exhibit 5.1

                        [Letterhead of White & Case LLP]

May 17, 2004

Standard Parking Corporation
900 North Michigan Avenue
Suite 1600
Chicago, Illinois 60611

Re:    Registration Statement filed with the U.S. Securities and Exchange
       Commission
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Ladies and Gentlemen:

            We refer to the Registration Statement on Form S-1 (No. 333-112652) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Standard Parking Corporation, a Delaware Corporation (the "Company"), with the U.S. Securities and Exchange Commission (the "Commission"), relating to the initial public offering of up to 4,715,000 shares of common stock, par value $.001, of the Company (the "Shares"), up to 348,000 Shares of which are being sold by the Company (the "Company Shares") and up to 267,000 of which are being sold by the Selling Stockholder (the "Selling Stockholder Shares"). The Company Shares and the Selling Stockholder Shares are to be sold directly to purchasers or through agents or underwriters, including the underwriters listed on the cover page of the prospectus forming part of the Registration Statement.

            We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

            Based upon our examination described above, subject to the assumptions stated, and subject to final action by the board of directors of the Company or a pricing committee of the board of directors, and to the extent applicable to the Company Shares and the Selling Stockholder Shares to be issued, to the authorization, execution and delivery of an underwriting agreement with respect thereto, it is our opinion that the Company Shares upon issuance and sale by the Company as contemplated by the Underwriting Agreement referred to in the Registration Statement and any amendments and prospectus supplements thereto, will have been duly authorized by the Company and upon delivery thereof against payment therefor, validly issued, fully paid and non-assessable. In addition, it is our opinion that the Selling Stockholder Shares, upon issuance by the Company and sale by the Selling Stockholder, as contemplated in the Underwriting Agreement referred to in the Registration Statement and any amendments and prospectus supplements thereto, will have been duly authorized by the Company, validly issued, fully paid and non-assessable.

            The opinions expressed above are limited to questions arising under the Federal laws of the United States and the law of the State of New York.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                         Very truly yours,


                                                         /s/ WHITE & CASE LLP